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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cooper Industries, Inc. for the registration of 300,000 shares of its common stock, par value $5.00 per share, and to the incorporation by reference therein of our report dated January 23, 1997, with respect to the consolidated financial statements of Cooper Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP


Houston, Texas
March 26, 1997